UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2016

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2016, Ingredion Incorporated (the “Company”) issued $500 million aggregate principal amount of its 3.200% Senior Notes due 2026 (the “Notes”) pursuant to an Indenture, dated as of August 18, 1999 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee (the “Trustee”), as supplemented by a Ninth Supplemental Indenture, dated as of September 22, 2016 (the “Supplemental Indenture”), between the Company and the Trustee.

The Notes mature on October 1, 2026 and bear interest at the rate of 3.200% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2017. The Notes are unsecured obligations of the Company and rank equally with all of the Company’s other existing and future unsecured, senior indebtedness. The Company may redeem the Notes at its option, at any time in whole or from time to time in part, at the redemption prices set forth in the Supplemental Indenture. The Company may be required to offer to repurchase the Notes upon the occurrence of a Change of Control Repurchase Event (as such term is defined in the Supplemental Indenture) at a repurchase price equal to 101% of the aggregate principal amount of Notes to be repurchased. The foregoing description of the Notes is qualified in its entirety by reference to the complete terms and conditions of the Supplemental Indenture, and the form of the Notes, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the issuance of the Notes, on September 15, 2016, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the offer and sale of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, indemnification rights and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The Notes were issued in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-213597) and a related prospectus supplement dated September 15, 2016. In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion, a copy of which is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated September 15, 2016, between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein

4.1	Ninth Supplemental Indenture, dated as of September 22, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee

4.2	Form of 3.200% Senior Note due 2026 (included in Exhibit 4.1 hereto)

5.1	Opinion of Sidley Austin LLP relating to the Notes

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016	INGREDION INCORPORATED

	By:	/s/ Jack C. Fortnum
	Name:	Jack C. Fortnum
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated September 15, 2016, between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein

4.1	Ninth Supplemental Indenture, dated as of September 22, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee

4.2	Form of 3.200% Senior Note due 2026 (included in Exhibit 4.1 hereto)

5.1	Opinion of Sidley Austin LLP relating to the Notes

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)

5